UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2005

STAR MARITIME ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-32685	20-2873585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Schwartz & Weiss, P.C., 457 Madison Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 752-3100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 21, 2005, the initial public offering (“IPO”) of 18,867,500 units of Star Maritime Acquisition Corp. (the “Company”) was consummated. Immediately prior to the IPO, the Company completed a private placement to management of 1,132,500 units. Each unit issued in the IPO and the private placement (the “Units”) consists of one share of common stock, $.0001 par value per share, and one warrant, each to purchase one share of common stock. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $200,000,000. Audited financial statements as of December 21, 2005 reflecting receipt of the proceeds upon consummation of the IPO and the private placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.   Description

99.1     Audited Financial Statements

99.2     Press release dated December 28, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2005                               STAR MARITIME ACQUISITION CORP.

By: /s/Prokopios (Akis) Tsirigakis
       Prokopios (Akis) Tsirigakis
       Chairman,  Chief Executive Officer and President